UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015 (July 21, 2015)

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2015, EOG Resources, Inc. (EOG) entered into a $2.0 billion senior unsecured Revolving Credit Agreement (New Facility) among EOG, JPMorgan Chase Bank, N.A., as administrative agent, the financial institutions as bank parties thereto (Banks) and the other parties thereto.

The New Facility replaces EOG’s $2.0 billion senior unsecured Revolving Credit Agreement, dated as of October 11, 2011, among EOG, JPMorgan Chase Bank, N.A., as administrative agent, the financial institutions as bank parties thereto and the other parties thereto (2011 Facility), which had a scheduled maturity date of October 11, 2016 and which was terminated by EOG (without penalty), effective as of July 21, 2015, in connection with the completion of the New Facility. There were no borrowings or letters of credit outstanding under the 2011 Facility as of the closing of the New Facility and the termination of the 2011 Facility. The 2011 Facility is referenced under Item 9.01 below and on the exhibit index hereto.

The New Facility has a scheduled maturity date of July 21, 2020 and includes an option for EOG to extend, on up to two occasions, the term for successive one-year periods, subject to, among certain other terms and conditions, the consent of the Banks holding greater than 50% of the commitments then outstanding under the New Facility. The New Facility commits the Banks to provide advances up to an aggregate principal amount of $2.0 billion at any one time outstanding, with an option for EOG to request increases in the aggregate commitments to an amount not to exceed $3.0 billion, subject to certain terms and conditions. Advances under the New Facility will accrue interest based, at EOG’s option, on either the London InterBank Offered Rate (LIBOR) plus an applicable margin, or the base rate (as defined in the New Facility) plus an applicable margin. The applicable margin used in connection with interest rates and fees will be based on EOG’s credit rating for its senior unsecured long-term debt at the applicable time.

In addition, the New Facility provides for a Canadian dollar sub-facility and a Sterling sub-facility, pursuant to which a Canadian subsidiary of EOG (EOG Canada Oil & Gas Inc.) and a United Kingdom subsidiary of EOG (EOG Resources United Kingdom Limited), respectively, each can obtain advances in such respective currencies up to an aggregate principal amount of the U.S. dollar equivalent of $150.0 million (which amount is included in, and is not in addition to, the $2.0 billion aggregate commitments).

The New Facility contains representations, warranties, covenants and events of default that are customary for investment grade, senior unsecured commercial bank credit agreements, including a financial covenant for the maintenance of a total debt-to-total capitalization ratio of no greater than 65%.

The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by reference to the New Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The information set forth above under Item 1.01 is incorporated herein by reference. As of the date hereof, no borrowings have been made under the New Facility by EOG, its Canadian subsidiary party thereto or its United Kingdom subsidiary party thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

* 10.1	-	Revolving Credit Agreement, dated as of July 21, 2015, among EOG, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions as bank parties thereto, and the other parties thereto.

10.2	-	Revolving Credit Agreement, dated as of October 11, 2011, among EOG, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions as bank parties thereto, and the other parties thereto (incorporated by reference to Exhibit 10.1 to EOG’s Current Report on Form 8-K, filed October 12, 2011).

*	Exhibit filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: July 24, 2015	By:	/s/ Timothy K. Driggers
Timothy K. Driggers
Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.		Description

* 10.1	-	Revolving Credit Agreement, dated as of July 21, 2015, among EOG, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions as bank parties thereto, and the other parties thereto.

10.2	-	Revolving Credit Agreement, dated as of October 11, 2011, among EOG, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions as bank parties thereto, and the other parties thereto (incorporated by reference to Exhibit 10.1 to EOG’s Current Report on Form 8-K, filed October 12, 2011).

*	Exhibit filed herewith

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